                                                                    EXHIBIT 25.1



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

         STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE



CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)




                         DEPOSIT GUARANTY NATIONAL BANK
              (Exact name of trustee as specified in its charter)

                  N/A                                             64-0147200
(Jurisdiction of incorporation or                            (I.R.S. Employer
organization if not a U.S. national bank)                    Identification No.)

Post Office Box 1200                                                 39201
210 East Capitol Street                                           (ZIP Code)
Jackson, Mississippi
(Address of principal executive offices)


                               Arlen L. McDonald
                            210 East Capitol Street
                               Jackson, MS 39201
                                 (601) 354-8497
           (Name, Address and telephone number of agent for service)

                                CHEMFIRST, INC.
              (Exact name of obligor as specified in its charter)

          Mississippi                                             64-0679456
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                               Identification no.)

700 North Street
Jackson, Mississippi                                              39215-1249
(Address of principal executive offices)                          (ZIP Code)


                      -----------------------------------

                   1987-A Convertible Subordinated Debentures
                   1988-A Convertible Subordinated Debentures
                   1988-1 Convertible Subordinated Debentures
                   1989-A Convertible Subordinated Debentures
                   1989-1 Convertible Subordinated Debentures
                   1989-2 Convertible Subordinated Debentures
                   1990-1 Convertible Subordinated Debentures
                   1990-2 Convertible Subordinated Debentures
                   1991-1 Convertible Subordinated Debentures
                   1991-2 Convertible Subordinated Debentures
                   1992-1 Convertible Subordinated Debentures

                        (Title of indenture securities)

1.    General Information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                 Name                                       Address


                 Comptroller of the Currency                Washington, D.C.

                 Federal Reserve Bank                       Atlanta, GA
                   (6th District)

                 Federal Deposit Insurance                  Washington, D.C.
                 Corporation

         (b)   Whether it is authorized to exercise corporate trust powers.

                                      Yes.
2.       Affiliations with Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

                                        None.

3.       Voting Securities of the Trustee.

                 Not applicable pursuant to Instruction B.

4.       Trusteeships Under Other Indentures.

                 Not applicable pursuant to Instruction B.

5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

                 Not applicable pursuant to Instruction B.

6.       Voting Securities of the Trustee Owned by the Obligor or its
                 Officials.

                 Not applicable pursuant to Instruction B.

7.       Voting Securities of the Trustee Owned by Underwriters or their
                 Officials.

                 Not applicable pursuant to Instruction B.

8.       Securities of the Obligor Owned or Held by the Trustee.

                 Not applicable pursuant to Instruction B.

9.       Securities of Underwriters Owned or Held by the Trustee.

                 Not applicable pursuant to Instruction B.

10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

                 Not applicable pursuant to Instruction B.

11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

                 Not applicable pursuant to Instruction B.

12.      Indebtedness of the Obligor to the Trustee.

                 Not applicable pursuant to Instruction B.

13.      Defaults by the Obligor.

         (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                 There have been no such defaults.

         (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                 There have been no such defaults.

14.      Affiliations with the Underwriters.

         If any underwriter is an affiliate of the trustee, describe each such affiliation.

                 Not applicable pursuant to Instruction B.

15.      Foreign Trustee.

                 Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

                                 Not applicable.

16.      List of Exhibits.

         Exhibit 1 - Articles of Association of Deposit Guaranty National Bank, as amended to date.

         Exhibit 2 - Certificate of Authority to Commence Business; incorporated herein by reference to Exhibit 2 of the Form T-1 of Deposit Guaranty National Bank, Registration No. 22-17661.

         Exhibit 3 - Authorization to Exercise Corporate Trust
         Powers;incorporated hereinby reference to Exhibit 3 of the Form T-1 of Deposit Guaranty National Bank, Registration No. 22-17661.

         Exhibit 4 - Bylaws of Deposit Guaranty National Bank, as amended to date.

         Exhibit 5 - Consent of Deposit Guaranty National Bank required by
         Section 321(b) of the Act; incorporated herein by reference to Exhibit 8 of the Form T-1 of Deposit Guaranty National Bank, Registration No.22-17661.

         Exhibit 6 - Report of Condition of Deposit Guaranty National Bank as of the close of business on September 30, 1996, published pursuant to law or the requirement of its supervising or examining authority.

                                   SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Deposit Guaranty National Bank, a banking association organized and existing under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Jackson, and State of Mississippi, on the 20th day of December, 1996.


                                        DEPOSIT GUARANTY NATIONAL BANK


                                        By: /s/ PETE CAJOELAS
                                           -------------------------------------
                                           Pete Cajoelas
                                           Senior Vice President

                            ARTICLES OF ASSOCIATION
                         DEPOSIT GUARANTY NATIONAL BANK

                          (Amended September 20, 1994)

                            ARTICLES OF ASSOCIATION
                         DEPOSIT GUARANTY NATIONAL BANK

         FIRST. The title of the Association shall be "Deposit Guaranty National Bank."

         SECOND. The main office of the Association shall be in the City of Jackson, County of Hinds, State of Mississippi. The general business of the Association shall be conducted at its main office and its branches.

         THIRD. The Board of Directors of the Association shall consist of not less than five nor more than twenty-five shareholders, the exact number of Directors within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. Unless otherwise provided by the laws of the United States, any vacancy in the Board of Directors, for any reason, including an increase in the number thereof, may be filled by action of the Board of Directors.

         FOURTH. The annual meeting of the shareholders of the Association for the election of directors and the transaction of whatever other business may be brought before said meeting shall be held at the main office or such other place as the Board of Directors may designate, on the day of each year specified therefor in the Bylaws, but if no election is held on that day, it may be held on any subsequent day according to the provisions of law; and all elections shall be held according to such lawful regulations as may be prescribed by the Board of Directors.

         Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the bank entitled to vote for election of directors. Nominations, other than those made by or on behalf of the existing management of the Bank, shall be made in writing and shall be delivered or mailed to the President of the Bank and to the Comptroller of the Currency, Washington, D. C., not less than 14 days nor more than 50 days prior to any meeting of stockholders called for the election of directors, provided,

PAGE TWO

however, that if less than 21 days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Bank and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Bank that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Bank owned by the notifying shareholder. Nomination not made in accordance herewith may, in his discretion, be disregarded by the chairman of the meeting, and upon his instructions, the vote tellers may disregard all votes cast for each such nominee.

         FIFTH. The authorized amount of capital stock of the Association shall be 3,225,181 shares of common stock, of the par value of $5.00 each; but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

         If the capital stock is increased by the sale of additional shares thereof, each shareholder shall be entitled to subscribe for such additional shares in proportion to the number of shares of said capital stock owned by him at the time the increase is authorized by the shareholders, unless another time subsequent to the date of the shareholders' meeting is specified in a resolution adopted by the shareholders at the time the increase is authorized, except when they are: (1) issued to effect a merger or consolidation; (2) issued to effect an acquisition of assets; (3) issued for consideration other than cash; (4) issued to satisfy conversion rights, or other rights or options; or (5) issued pursuant to any employee stock option or stock purchase plan.
The Board of Directors of the Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

         SIXTH. The Board of Directors shall appoint one of its members President of the

PAGE THREE

Association, who shall be Chairman of the Board, unless the Board appoints another director to be the Chairman. The Board of Directors shall have the power to appoint one or more Vice Presidents; and to appoint a Cashier and such other officers and employees as may be required to transact the business of the Association.

         The Board of Directors shall have the power to define the duties of the officers and employees of the Association; to fix the salaries to be paid to them; to dismiss them and to require bonds from them; to regulate the manner in which any increase of the capital of the Association shall be made; to manage and administer the business and affairs of the Association; to make all Bylaws that it may be lawful for them to make; and generally to do and perform all acts that it may be legal for a Board of Directors to do and perform.

         SEVENTH. The Board of Directors shall have the power to change the location of the main office to any other place within the limits of the City of Jackson, Mississippi, without the approval of the shareholders, but subject to the approval of the Comptroller of the Currency; and shall have the power to establish or change the location of any branch or branches of the Association to or to any other location, with the approval of the shareholders, but subject to the approval of the Comptroller of the Currency.

         EIGHTH. The corporate existence of the Association shall continue until terminated in accordance with the laws of the United States.

         NINTH. The Board of Directors of the Association, or any three or more shareholders owning, in the aggregate, not less than 25 percent of the stock of the Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of this Association.

PAGE FOUR

         TENTH. A. Subject to Section C of this Article Tenth, the Association shall indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Association) by reason of the fact that he is or was a director, officer, employee or agent of the Association, or is or was serving at the request of the Association as a director, officer, employee or agent of another corporation partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Association, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Association, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. This indemnification provision shall not extend to those suits instituted by any such director, officer, employee or agent unless and to the extent such indemnification is authorized by the Board of Directors.

         B. Subject to Section C of this Article Tenth, the Association shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Association to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Association, or is or was serving at the request of the Association as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Association; except that no indemnification shall be made in respect of any

PAGE FIVE

claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Association unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         C. Any indemnification under this Article Tenth (unless ordered by a court) shall be made by the Association only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section A or Section B of this Article Tenth, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum of the entire Board of Directors, which majority and quorum must consist of directors who were not parties to or otherwise interested in such action, suit or proceeding, or (ii) if such a quorum is not obtainable, by independent legal counsel in a written opinion, or (iii) by the stockholder. Directors "parties to otherwise interested in" an action, suit or proceeding shall include, for purposes of the preceding sentence, (i) any director instituting such action, suit or proceeding, whether in his capacity as director or stockholder (an "Instituting Director") and (ii) any other director nominated (x) by an Instituting Director (and not by the Board of Directors), (y) as part of the same slate of nominees as an Instituting Director (if not nominated by the Board of Directors), or (z) by the same stockholder or any of the same stockholders who nominated an Instituting Director. To the extent, however, that a director, officer, employee or agent of the Association has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case. Notwithstanding any of the provisions of this Article Tenth, in no event shall any person be indemnified against expenses (including attorneys' fees), judgments, fines and amounts due or paid in connection with any action, suit or proceeding instituted by any such director, officer, employee or agent unless and to the extent such indemnification is authorized by

PAGE SIX

the Board of Directors, or against expenses, penalties, or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the Association.

         D. For purposes of a determination under Section C of this Article Tenth, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Association, or with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Association or another enterprise, or on information supplied to him by the officers of the Association or another enterprise in the course of their duties, or on the advice of legal counsel for the Association or another enterprise or on information or records given or reports made to the Association or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Association or another enterprise. The term "another enterprise" as used in this Section D shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Association as a director, officer, employee or agent. The provisions of this Section D shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections A or B of this Article Tenth, as the case may be.

         E. This Section E does not apply in an administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the Association. In other cases, notwithstanding any contrary determination in the specific case under Section C of this Article Tenth, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the state of Mississippi for indemnification to the extent otherwise permissible under Sections A and B of this Article Tenth. The basis of such indemnification by a

PAGE SEVEN

court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections A and B of this Article Tenth, as the case may be. Notice of any application for indemnification pursuant to this Section E shall be given to the Association promptly upon the filing of such application.

         F. Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding may be paid by the Association in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Association as authorized in this Article Tenth. In addition, in the case of an administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action seeks to assess civil money penalties or require affirmative action by an individual or individuals in the form of payments to the Association, before any such advances are made, the Board of Directors , in good faith, must determine in writing that all of the following conditions are met:

         (1) The director, officer, employee or agent has a substantial likelihood of prevailing on the merits of such administrative proceeding or regulatory action;

         (2) In the event the director, officer, employee or agent does not prevail in such administrative proceeding or regulatory action, he or she will have the financial capability to reimburse the Association; and

         (3) Payment of such expenses by the Association will not adversely affect the Association's safety and soundness.

In addition, prior to making any such advances, the Association shall enter into a written agreement with the director, officer, employee or agent providing that the Association shall cease making such advances if, at any time, the Board of Directors determines that any of the above three conditions are no longer met in a particular case, and requiring reimbursement for expenses already paid if a final order is issued in any such administrative proceeding or regulatory action assessing civil

PAGE EIGHT

money penalties or requiring affirmative action, by such director, officer, employee or agent, in the form of payments to the Association, or if the Board of Directors determines that the director, officer, employee or agent willfully misrepresented factors relevant to the Board of Directors determination of conditions (1) or (2) above.

         G. The indemnification provided by this Article Tenth shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Association that indemnification of the persons specified in Sections A and B of this Article Tenth shall be made to the fullest extent permitted by law. The provisions of this Article Tenth shall not be deemed to preclude the indemnification of any person who is not specified in Sections A or B of this Article Tenth, but whom the Association has the power or obligation to indemnify under the provisions of applicable federal or state law, or otherwise. The indemnification provided by this Article Tenth shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of heirs, executors and administrators of such person.

         H. The association may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Association, or is or was serving at the request of the Association as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted and incurred by such person, in any such capacity, or arising out of such person's status as such, if the Association would have the power or the obligation to indemnify such person against such liability under the provisions of this Article Tenth, provided that the Association shall not purchase or maintain insurance coverage for a formal order by a bank regulatory agency assessing civil money penalties against a director, officer, employee or agent of the Association.

         I. For purposes of this Article Tenth, references to "the Association" shall include, in addition to the resulting company, any constituent company (including any constituent of a

PAGE NINE

constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article Tenth with respect to the resulting or surviving company as he would have with respect to such constituent company if its separate existence had continued.

         ELEVENTH. These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount.

                                     BYLAWS





                         DEPOSIT GUARANTY NATIONAL BANK





                              AMENDED AND ADOPTED
                           BY THE BOARD OF DIRECTORS
                                AUGUST 20, 1996

                               TABLE OF CONTENTS

                         DEPOSIT GUARANTY NATIONAL BANK

                                     BYLAWS

                                                                        PAGE NO.
                                                                        --------
ARTICLE I.    MEETINGS OF SHAREHOLDERS.

       Section 1.1.        Annual Meeting.                                 1
       Section 1.2.        Special Meetings.                               1
       Section 1.3.        Nominations for Director.                       1
       Section 1.4.        Proxy and Teller Committee.                     1
       Section 1.5.        Proxies.                                        2
       Section 1.6.        Quorum.                                         2

ARTICLE II.   BOARD OF DIRECTORS.

       Section 2.1.        Board of Directors.                             2
       Section 2.2.        Number.                                         2
       Section 2.3.        Organization Meeting.                           2
       Section 2.4.        Regular Meetings.                               2
       Section 2.5.        Special Meetings.                               2
       Section 2.6.        Quorum.                                         3
       Section 2.7.        Vacancies.                                      3
       Section 2.8.        Age Limit.                                      3
       Section 2.9.        Advisory Board.                                 3
       Section 2.10.       Honorary Directors.                             3
       Section 2.11.       Regional Advisory Board.                        3
       Section 2.12.       Secretary.                                      4
       Section 2.13        Qualifications of Directors.                    4

ARTICLE III.  COMMITTEES OF THE BOARD.

       Section 3.1.        Executive Committee.                            4
       Section 3.2.        Audit Committee.                                4
       Section 3.3.        Other Committees.                               4

ARTICLE IV.   OFFICERS AND EMPLOYEES.

       Section 4.1.        Chairman of the Board.                          5
       Section 4.2.        President.                                      5
       Section 4.3.        Chairman of Executive Committee.                5
       Section 4.4.        Secretary.                                      5
       Section 4.5.        Treasurer.                                      5
       Section 4.6.        Other Officers.                                 5
       Section 4.7.        Tenure of Office.                               6
       Section 4.8.        Interim Promotions, and Appointments
                                  of Officers.                             6
       Section 4.9.        Nature of Employment and Termination
                                  of Officers.                             6

ARTICLE V.    TRUST DEPARTMENT.

       Section 5.1.        Trust Department.                               6
       Section 5.2.        Trust Officer.                                  6
       Section 5.3.        Trust Policy and Investment Committee.          7
       Section 5.4.        Trust Audit Committee.                          7

Bank Bylaws
Table of Contents

Page Two

                                                                        PAGE NO.
                                                                        --------
       Section 5.5.        Trust Department Files.                         7
       Section 5.6.        Trust Investments.                              7

ARTICLE VI.   STOCK AND STOCK CERTIFICATES.

       Section 6.1.        Transfers.                                      7
       Section 6.2.        Stock Certificates.                             7

ARTICLE VII.  CORPORATE SEAL.                                              8

ARTICLE VIII. MISCELLANEOUS PROVISIONS.

       Section 8.1.        Fiscal Year.                                    8
       Section 8.2.        Execution of Instruments.                       8
       Section 8.3.        Records.                                        8
       Section 8.4.        Capital Expenditures.                           8

ARTICLE IX.   BYLAWS.

       Section 9.1.        Inspection.                                     9
       Section 9.2.        Amendments.                                     9

ARTICLE X.    POST-EMERGENCY OPERATIONS.

       Section 10.1.       Continuity of Management.                       9
       Section 10.2.       Post-Emergency Provisions for Alternate
                                  Location of Head Office.                 9

                         DEPOSIT GUARANTY NATIONAL BANK

                                    BYLAWS

                                   ARTICLE I

                            Meetings of Shareholders

       Section 1.1. Annual Meeting. The regular annual meeting of the shareholders for the election of directors and the transaction of whatever other business may properly come before the meeting, shall be held at the Main Office of the Bank, 210 East Capitol Street, City of Jackson, or such other place as the Board of Directors may designate. Said meeting shall be held on the third Tuesday in the month of February of each year at such time as may be determined by the Board of Directors and stated in the notice and call of the meeting. Notice of such meeting shall be mailed, by first class mail, postage prepaid, at least ten days prior to the date thereof, addressed to each shareholder at his address appearing on the books of the bank. If, from any cause, an election of directors is not made on the said day, the Board of Directors shall order the election to be held on some subsequent day, as soon thereafter as practicable, according to the provisions of law; and notice thereof shall be given in the manner herein provided for the annual meeting.

(Amended January 20, 1970)

       Section 1.2. Special Meetings. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors or by any three or more shareholders owning, in the aggregate, not less than twenty-five percent of the stock of the Association. Every such special meeting, unless otherwise provided by law, shall be called by mailing, by first class mail, postage prepaid, not less than ten days prior to the date fixed for such meeting, to each shareholder at his address appearing on the books of the Association, a notice stating the purpose of the meeting.

       Section 1.3. Nominations for Directors. Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the bank entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the bank, shall be made in writing and shall be delivered or mailed to the President of the bank and to the Comptroller of the Currency, Washington, D. C., not less than 14 days nor more than 50 days prior to any meeting of stockholders called for the election of directors, provided however, that if less than 21 days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the bank and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee;
(c) the total number of shares of capital stock of the bank that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the bank owned by the notifying shareholder. Nominations not made in accordance herewith may, in his discretion, be disregarded by the chairman of the meeting, and upon his instructions, the vote tellers may disregard all votes cast for each such nominee.

       Section 1.4. Proxy and Teller Committee. Every election of Directors shall be managed by the Proxy and Teller Committee, which shall be composed of at least three (3) persons, who shall be appointed by the Chairman of the Board. The appointment of the Committee shall be ratified by the Board of Directors at the meeting preceding the Annual Stockholders Meeting. The Committee shall tally all votes cast at the Annual Stockholders Meeting for motions setting the number of Directors, and for the election of said Directors, and shall certify the results thereof to the Secretary of the Meeting, with a copy to the Secretary of the Board if different from the Secretary of the Meeting. The Committee, at

Bank Bylaws
Page Two


the request of the Chairman of the Meeting, shall tally and certify the results of any other vote at such meeting.

(Amended February 19, 1985)

       Section 1.5. Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this Association shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournment of such meeting. Proxies shall be dated and shall be filed with the records of the meeting.

       Section 1.6. Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association.


                                   ARTICLE II

                                   Directors

       Section 2.1. Board of Directors. The Board of Directors (hereinafter referred to as the "Board") shall have power to manage and administer the business and affairs of the Association. Except as expressly limited by law, all corporate powers of the Association shall be vested in and may be exercised by the Board.

       Section 2.2. Number. The Board shall consist of not less than five nor more than twenty-five persons, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of the shareholders at any meeting thereof, provided, however, that a majority of the full Board of Directors may not increase the number of Directors to a number which: (1) exceeds by more than two the number of Directors last elected by shareholders where such number was fifteen or less; and (2) to a number which exceeds by more than four the number of Directors last elected by shareholders where such number was sixteen or more, but in no event shall the number of Directors exceed twenty-five.

       Section 2.3. Organization Meeting. The Cashier, upon receiving the certificate of the judges, of the result of any election, shall notify the Directors-Elect of their election and of the time at which they are required to meet at the Main Office of the Association for the purpose of organizing the new Board and electing and appointing officers of the Association for the succeeding year. Such meeting shall be appointed to be held on the day of the election or as soon thereafter as practicable, and in any event, within thirty days thereof. If, at the time fixed for such meeting, there shall not be a quorum present, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

       Section 2.4. Regular Meetings. The regular meetings of the Board of Directors shall be held, without notice, on the third Tuesday of February, April, May, August, November and December at the Main Office. When any regular meeting of the Board falls upon a holiday, the meeting shall be held on the next banking business day unless the Board shall designate some other day. The Directors may from time to time change the date of any regular meeting, but at least three days' notice shall be given of the time of such meeting.

(Amended December 17, 1991)
(Previously Amended November 20, 1990)

       Section 2.5. Special Meetings. The Board of Directors may be called to meet at any

Bank Bylaws
Page Three


time upon written request of any Executive officer of the bank or member of the Board, or upon written request of one or more stockholders representing as much as ten per centum of the outstanding common capital stock of the bank. All such written requests shall be filed with the Cashier or other executive officer and he shall be required to give notice of any such call, giving time and place of the meeting, by any method which will effectively notify the members of the Board. The directors may be required to meet at any time later than three hours after the issuance of the call for such meeting, as the persons making the request for the meeting and the officer calling the meeting may decide. A meeting for all purposes may be held without notice at any time when all directors are present and willing to meet for all or particular purposes or when a majority are present and all others have signified their willingness in writing that such meeting be held.

       Section 2.6. Quorum. A majority of the directors shall constitute a quorum at any meeting, except when otherwise provided by law; but a less number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice.

       Section 2.7. Vacancies. When any vacancy occurs among the directors, the remaining members of the Board, in accordance with the laws of the United States, may appoint a director to fill such vacancy at any regular meeting of the Board, or at a special meeting called for that purpose.

       Section 2.8. Age Limit. No person shall be elected to the Board of Directors who is sixty-five years of age or older on the first day of January immediately preceding the election of directors. No person shall be eligible for re- election who has more than 50% absences from Board and Committee meetings, unexcused by the Executive Committee.

(Amended February 19, 1985)

       Section 2.9. Advisory Board. Immediately after the annual meeting of stockholders, the Board of Directors which shall have been elected at such meeting shall meet and elect an Advisory Board to the Board of Directors of not more than twenty-five persons who are not members of the Board of Directors.
At any time when there are less than twenty- five members elected to and acting on the Advisory Board, the Board of Directors may at any regular or special meeting elect to the Advisory Board such additional members as they desire, provided that the total membership of such Advisory Board shall at no time exceed twentyfive members. The term of office of all members of the Advisory Board shall expire at the next annual meeting of stockholders, regardless of when elected. The Advisory Board shall meet with the Board of Directors at all meetings of the Board of Directors; shall advise with the Board of Directors at such meetings and discuss with the Board of Directors any matters coming before the Board of Directors, but shall not be entitled to vote on any matters. The compensation of members of the Advisory Board shall be the same as the compensation of members of the Board of Directors. No person shall be elected to the Advisory Board who was seventy (70) years of age on the first day of January immediately preceding the election of Directors. No person shall be re-elected to the Advisory Board who has more than 50% absences from Advisory Board and Committee meetings, unexcused by the Executive Committee.

(Amended February 19, 1985)

       Section 2.10. Honorary Directors. A retired Chief Executive Officer of the Bank shall, upon said retirement, be eligible for election, annually, as an Honorary Director of the Bank, with the same age limitations, voting rights and compensation as those which govern Advisory Board members of the Bank.

       Section 2.11. Regional Advisory Board. The Board of Directors may from time to time appoint such Regional Advisory Boards as it may deem desirable to serve in connection with the operation of branch banks and may fix the number of members of said

Bank Bylaws
Page Four


Advisory Boards and the qualifications and duties of the members of said
Boards.

       Section 2.12. Secretary. The Board of Directors shall appoint a Secretary of the Board, who is not required to be a member of the Board. It shall be the duty of the Secretary of the Board to keep and preserve minutes of its meetings and to perform such other duties as may be assigned to him by the Board.

       Section 2.13. Qualifications of Directors. Every Director must, during the whole term of his service, be a citizen of the United States and at least two-thirds of the Directors must have resided and must continue to reside in the State of Mississippi, or within one hundred miles of the main office of the Association for one year immediately preceding their election and during their continuance in office. Every director must own in his own right either shares of the capital stock of the Association the aggregate par value of which is not less than $1,000, or stock in another company which has control over the Association within the meaning of Section 1841 of Title 12 of the United States Code with either an aggregate par value, an aggregate shareholders' equity, or an aggregate fair market value of at least $1,000. Determination of these values may be based on the value of the stock on the date it was purchased or the date on which the Director became a Director, whichever is greater. Any Director who ceases to become an owner of the required number of shares of stock, or who becomes disqualified in any other manner, shall thereby vacate his place.


                                  ARTICLE III

                            Committees of the Board

       Section 3.1. Executive Committee. There shall be an Executive Committee composed of not less than five nor more than fourteen members of the Board of Directors, the exact number of which shall be fixed from time to time by resolution of a majority of the Board of Directors. The Chairman of the Board and the President shall be members of this Committee. The Chairman of the Executive Committee shall be elected by the Board of Directors. Meetings of the Executive Committee shall be held, without notice, on the third Tuesday of each calendar month, except those months in which a regular meeting of the Board of Directors is scheduled, or more frequently at the call of the Chairman of the Committee, the Chairman of the Board or the President. Notice of special meetings of the Executive Committee shall be given in the manner provided in these bylaws for special meetings of the Board of Directors. Under the direction and control of the Board of Directors, the Executive Committee shall have charge and exercise complete control of all matters which may require attention at any time between regular meetings of the Board of Directors and shall also perform such other duties as the Board of Directors may designate. (Amended August 20, 1996)(Previously Amended December 19, 1967; February 18, 1975)

       Section 3.2 Audit Committee. There shall be an Audit Committee, which may be joint with the parent holding company, composed of not less than four Directors, exclusive of any active officers, appointed by the Board annually or more often, whose duties shall include causing an annual audit to be made of the financial statements of the Association by independent public accountants; reviewing with internal auditors and the accountants the scope of audits, significant accounting policies and audit conclusions; monitoring the adequacy of accounting, financial reporting and internal control systems; discussing with management and nominating or terminating the accountants; overseeing the internal audit function including the selection, retention, evaluation and compensation of the chief internal auditor; and such other duties as the Board may designate. The Board may designate the Audit Committee of the parent holding company as the Audit Committee of the Association."

(Amended August 20, 1996) (Previously Amended February 19, 1985)

Bank Bylaws
Page Five


       Section 3.3. Other Committees. The Board of Directors may appoint, from time to time, from its own members, other committees of one or more persons, for such purposes and with such powers as the Board may determine.


                                   ARTICLE IV


                             Officers and Employees

       Section 4.1. Chairman of the Board. The Board of Directors shall appoint one of its members to be Chairman of the Board and Chief Executive Officer to serve at the pleasure of the Board. He shall preside at all meetings of the Board of Directors. The Chairman of the Board shall supervise the carrying out of the policies adopted or approved by the Board. He shall have general executive powers, as well as the specific powers conferred by these Bylaws. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to, him by the Board of Directors.

(Amended February 19, 1985)

       Section 4.2. President. The Board of Directors shall appoint one of its members to be President of the Association. In the absence of the Chairman, he shall preside at any meeting of the Board. The President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of President, or imposed by these Bylaws. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to, him by the Board of Directors.

       Section 4.3. Chairman of Executive Committee. The Board of Directors shall annually elect the Chairman of the Executive Committee from among the members of the Board of Directors or the Advisory Board. The Chairman of the Executive Committee shall Bank preside at all meetings of said committee and shall supervise the carrying out of the duties of such committee. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to, him by the Board of Directors.

       Section 4.4. Secretary. The Board of Directors shall appoint a Secretary who shall be Secretary of the Board and of the Association, and shall keep accurate minutes of all meetings. He shall attend to the giving of all notices required by these Bylaws to be given. He shall be custodian of the corporate seal, records, documents and papers of the Association. He shall provide for the keeping of proper records of all transactions of the Association. He shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of the Secretary, or Cashier, or imposed by these Bylaws. He shall also perform such other duties as may be assigned to him, from time to time, by the Board of Directors.

       Section 4.5 Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the bank, and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President, or by the Board of Directors. The Treasurer shall be the chief financial and the principal accounting officer of the bank.

(Added February 19, 1985)

       Section 4.6. Other Officers. The Board of Directors may appoint one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Vice Bank

Bylaws
Page Six

Presidents, Trust Officers, Assistant Secretaries, Assistant Trust Officers, Cashiers, Assistant Cashiers, one or more Managers and Assistant Managers of Branches and such other officers and Attorneys-infact as from time to time may appear to the Board of Directors to be required or desirable to transact the business of the Association. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the Board of Directors, the Chairman of the Board, or the President.

(Amended May 15, 1984)

       Section 4.7. Tenure of Office. An officer shall hold his office at the pleasure of the Board of Directors, unless he resigns, becomes disqualified, or is terminated from employment in accordance with the provisions of Section 4.9 of these bylaws. Any vacancy occurring in the office of Chairman of the Board Bank shall be filled promptly by the Board of Directors.

(Amended October 17, 1989)(Previously Amended February 19, 1985; May 15, 1984)

       Section 4.8.        Interim Promotions, and Appointments of Officers.
Immediately following the Annual Stockholders Meeting, all officers to be appointed shall be appointed by the Board of Directors. Interim appointments shall be made by and upon the authority of the Executive Committee of the Board.

(Amended December 17,1991) (Previously Amended Oct. 17, 1989; Added May 15,
1984)

       Section 4.9. Nature of Employment and Termination of Officers. Absent a written agreement signed by the Chairman of the Board or President to the contrary, all employment, including the employment of officers, with the Association is at will. Appointment or election to an office does not change the nature of employment. The employment of officers like that of all other employees, may be terminated at any time, for any reason, and without further obligation. The employment of any officer may be terminated by and upon the authority of the Executive Committee of the Board.

(Amended December 17, 1991) (Added October 17, 1989)


                                   ARTICLE V

                                 Trust Division

       Section 5.1. Trust Division. There shall be a department of the Association known as the Trust Division which shall perform the fiduciary responsibilities of the Association.

       Section 5.2. Trust Officer. There shall be an Executive Vice President or other senior officer of this Association whose duties shall be to manage, supervise and direct all the activities of the Trust Division. He shall do or cause to be done all things necessary or proper in carrying on this business of the Trust Division in accordance with provisions of law and applicable regulations. He shall act pursuant to opinion of counsel where such opinion is deemed necessary. Opinions of counsel shall be retained on file in connection with all important matters pertaining to fiduciary activities. The officer shall be responsible for all assets and documents held by the Association in connection with fiduciary matters.

       The Board of Directors may appoint such other officers of the Trust Division as it may deem necessary, with such duties as may be assigned. Any officer of the Association assigned to the Trust Division functions shall have authority to sign documents relating to fiduciary transactions of the Association.

(Amended February 19, 1985)

Bank Bylaws
Page Seven

       Section 5.3. Trust Policy and Investment Committee. There shall be a Trust Policy and Investment Committee of this Association composed of at least seven members, who shall be capable and experienced officers or directors of the Association. This Committee shall have the overall responsibility for all of the Trust Division policies and the implementation of same including, but not limited to:

          Acceptance of New Business;
          Establishment of Fees;
          Administration;
          Investments;
          Account Reviews; and
          Other policy and administrative matters.

This committee shall be authorized to appoint sub-committees as it may deem necessary to carry out the functions of the Trust Policy and Investment Committee. The Trust Policy and Investment Committee and all sub-committees shall maintain proper and separate minutes.

(Amended February 19, 1985)

       Section 5.4. Trust Audit Committee. The Board of Directors shall appoint a committee of at least three directors, exclusive of any active officers of the Association, which shall, at least once during each calendar year and within fifteen months of the last such audit make suitable audits of the Trust Division or cause suitable audits to be made by auditors responsible only to the Board of Directors, and at such time ascertain whether the department has been administered in accordance with law, Regulation 9, and sound fiduciary principles. No active officer of the Bank may serve on the Trust Audit Committee, as a member or as Secretary thereof.

(Amended November 20, 1979)

       Section 5.5. Trust Division Files. There shall be maintained in the Trust Division files containing all fiduciary records necessary to assure that its fiduciary responsibilities have been properly undertaken and discharged.

       Section 5.6. Trust Investments. Funds held in a fiduciary capacity shall be invested in accordance with the instrument establishing the fiduciary relationship and local law. Where Bank such instrument does not specify the character and class of investments to be made and does not vest in the bank a discretion in the matter funds held pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under local law.


                                   ARTICLE VI

                          Stock and Stock Certificates

       Section 6.1. Transfers. Shares of stock shall be transferable on the books of the Association, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to his shares, succeed to all rights and liabilities of the prior holder of such shares.

       Section 6.2. Stock Certificates. Certificates of stock shall bear the signature of the President (which may be engraved, printed or impressed), and shall be signed manually or by facsimile process by the Secretary, Assistant Secretary, Cashier, Assistant Cashier, or any other officer appointed by the Board of Directors for that purpose, to be known as an

Bank Bylaws
Page Eight


Authorized Officer, and the seal of the Association shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Association properly endorsed.


                                  ARTICLE VII

                                 Corporate Seal

       The President, the Cashier, the Secretary, or any Assistant Secretary, or other officer thereunto designated by the Board of Directors, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form:




                                  ARTICLE VIII

                            Miscellaneous Provisions

       Section 8.1. Fiscal Year. The fiscal year of the Association shall be the calendar year.

       Section 8.2. Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted in behalf of the Association by the Chairman of the Board, or the President, or the Secretary, or the Cashier, or any Executive Vice President, Senior Vice President, Vice President, or above, or, if in connection with the exercise of fiduciary powers of the Association, by any Assistant Trust Officer or above. Any such instruments may also be executed, acknowledged, verified, delivered or accepted in behalf of the Association in such other manner and by such other officers as the Board of Directors may from time to time direct.
The provisions of this Section 8.2 are supplementary to any other provision of these Bylaws.

(Amended February 19, 1985)
(Amended February 15, 1983)

       Section 8.3. Records. The Articles of Association, the Bylaws and the proceedings of all meetings of the shareholders, the Board of Directors, standing committees of the Board, shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary, Cashier or other officer appointed to act as Secretary of the meeting. For a period of at least ten days before any annual meeting of shareholders, and at least five days before any special meeting of shareholders, the minutes of the preceding meeting of shareholders and the minutes of any other meeting of shareholders which have not been approved shall be open to inspection by any shareholder of record at the principal office of the bank during normal business hours. Such minutes shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting. The Chairman or Secretary of the shareholders meeting shall read a resume of the minutes of such preceding meeting or meetings, which reading shall be sufficient for entertaining a motion for their adoption.

       Section 8.4. Capital Expenditures. No officer or employee may cause to be made, directly or indirectly, any capital expenditure in excess of $500,000, but less than $1,000,000, without prior approval of a majority of the Executive Committee, nor any capital expenditure of $1,000,000 or more, without prior approval of a majority of the

Bank  Bylaws
Page Nine


Board of Directors. The term "capital expenditure" shall include any interest in real property, or improvements thereon, or personal property.

(Added July 17, 1979)
(Amended August 19, 1980)
(Amended August 18, 1992)

                                   ARTICLE IX

                                     Bylaws

       Section 9.1. Inspection. A copy of the Bylaws, with all amendments thereto, shall at all times be kept in a convenient place at the Head Office of the Association, and shall be open for inspection to all shareholders, during banking hours.

       Section 9.2. Amendments. The Bylaws may be amended, altered or repealed, at any regular meeting of the Board of Directors, by a vote of a majority of the whole number of the Directors.


                                   ARTICLE X

                           Post-Emergency Operations

       Section 10.1. Continuity of Management. In the event of an emergency declared by the President of the United States, or person performing his functions, or in the event of fire, flood, tornado, hurricane, damage resulting from civil disturbances, or other disaster of sufficient severity to prevent the conduct and management of the affairs and business of this bank, the officers of this bank in the order of their authority, shall continue to conduct the affairs of the bank under such guidance from the Directors as may be available. Three or more Directors shall constitute a quorum, in said emergency or disaster. In the event of said emergency or disaster, if the Chief Executive Officer of this bank can not be located by the then acting Head Office, or is unable to assume or to continue normal executive duties, then the authority and duties of the Chief Executive Officer shall, without further action of the Board of Directors, be automatically assumed by the next most senior officer of the Bank. Any officer who so assumes the Chief Executive Officer position shall continue to serve until (a) he or she resigns, or (b) until five-sixths of the other officers who are attached to the then acting Head Office decide in writing that he or she is unable to perform said duties, or (c) until an officer more senior than the one who assumed the Chief Executive Officer position, shall become available to perform the duties of Chief Executive Officer of the Bank.

       Section 10.2. Post-Emergency Provisions for Alternate Location of the Head Office. During any emergency or disaster resulting in the Main Office of the Bank being unable to function, the business ordinarily conducted at such location shall be relocated elsewhere in suitable quarters, as may be designated by the Board of Directors, it being contemplated that the largest remaining Branch Office or State Branch Bank available will be utilized.

                                                                      EXHIBIT 6


Legal Title of Bank:  DEPOSIT GUARANTY NATIONAL BANK                         Call Date: 9/30/96  ST-BK: 28-900  FFIEC 032
Address:              210 East Capitol Street                                                                   Page RC-1
City/State/Zip:       Jackson, MS  39205
FDIC Certificate No.:      0 9 7 8 4

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 1996

All schedules are to be reported in thousands of dollars. Unless other indicated, report the amount outstanding as of the last business day of the quarter.


Schedule RC -- Balance Sheet


                                                                          Dollar amounts in Thousands      RCON   Bil Mil Thou
ASSETS
1.  Cash and balances due from depository institutions (from Schedule RC-A):
         a.  Noninterest-bearing balances and currency and coin (1)                                        0081       257,509
         b.  Interest-bearing balances (2)                                                                 0071            50
2.  Securities:
         a.  Held-to-maturity securities (from Schedule RC-B, column A)                                    1754       115,882
         b.  Available-for-sale securities (from Schedule RC-B, column b)                                  1773       663,981
3.  Federal funds sold and securities purchased under agreements to resell:
         a.  Federal funds sold                                                                            0276        97,995
         b.  Securities purchased under agreements to resell                                               0277       105,306
4.  Loans and lease financing receivables:
         a.  Loans and leases, net of unearned income (from Schedule RC-C)     RCON  2122   2,953,640
         b.  LESS:   Allowance for loan and lease losses                       RCON  3123      39,909
         c.  LESS:   Allocated transfer risk reserve                           RCON  3128           0
         d.  Loans and leases, net of unearned income,
               allowance, and reserve (item 4.1 minus 4.b and 4.c)                                         2125     2,913,731
5.  Trading assets (from Schedule RC-D)                                                                    3545         3,402
6.  Premises and fixed assets (including capitalized leases)                                               2145        84,068
7.  Other real estate owned (from Schedule RC-M)                                                           2150         2,560
8.  Investments in unconsolidated subsidiaries and associated companies
    (from Schedule RC-M)                                                                                   2130            20
9.  Customers' liability to this bank on acceptances outstanding                                           2155            26
10. Intangible assets (from Schedule RC-M)                                                                 2143        66,052
11. Other assets (from Schedule RC-F)                                                                      2160       100,230
12. Total assets (sum of items 1 through 11)                                                               2170     4,410,812

--------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:  DEPOSIT GUARANTY NATIONAL BANK                         Call Date: 9/30/96  ST-BK: 28-900  FFIEC 032
Address:              210 East Capitol Street                                                                   Page RC-2
City/State/Zip:       Jackson, MS  39205
FDIC Certificate No.:      0 9 7 8 4

Schedule RC -- Continued


                                                                          Dollar amounts in Thousands      RCON   Bil Mil Thou
LIABILITIES
13.   Deposits:
         a.  In domestic offices (sum of totals of columns A and C
             from Schedule RC-E)                                                                           2200       3,528,400
             (1)  Noninterest-bearing (1)                                      RCON  6631     829,523
             (2)   Interest-bearing                                            RCON  6636   2,698,877
         b.  In foreign offices, Edge and Agreement subsidiaries,
             and IBFs
             (1)   Noninterest-bearing
             (2)   Interest-bearing
14.    Federal funds purchased and securities sold under agreements to repurchase:
         a.  Federal funds purchased                                                                       0278          67,355
         b.  Securities sold under agreements to repurchase                                                0279         228,623
15.      a.  Demand notes issued to the U.S. Treasury                                                      2840               0
         b.  Trading liabilities (from Schedule RC-D)                                                      3548               0
16.    Other borrowed money:
         a.  With a remaining maturity of one year or less                                                 2332         131,799
         b.  With a remaining maturity of more than one year                                               2333           7,242
17.    Mortgage indebtedness and obligations under capitalized leases                                      2910               0
18.    Bank's liability on acceptances executed and outstanding                                            2920              26
19.    Subordinated notes and debentures                                                                   3200               0
20.    Other liabilities (from Schedule RC-G)                                                              2930          33,304
21.    Total liabilities (sum of items 13 through 20)                                                      2948       3,996,749
22.    Limited-life preferred stock and related surplus                                                    3282               0
EQUITY CAPITAL
23.    Perpetual preferred stock and related surplus                                                       3838               0
24.    Common stock                                                                                        3230          16,126
25.    Surplus (exclude all surplus related to preferred stock)                                            3839         158,865
26.      a.   Undivided profits and capital reserves                                                       3632         237,546
         b.   Net unrealized holding gains (losses) on available-for-sale securities                       8434           1,526
27.    Cumulative foreign currency translation adjustments
28.    Total equity capital (sum of items 23 through 27)                                                   3210         414,063
29.    Total liabilities, limited-life preferred stock, and equity capital
       (sum of items 21, 22, and 28)                                                                       3300       4,410,812


Memorandum
To be reported only with the March Report of Condition.
     1.  Indicate in this box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external
         auditors as of any date during  1995                                                              RCON 6724      N/A

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank.
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately).
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority).
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority).
5 = Review of the bank's financial statements by external auditors.
6 = Compilation of the bank's financial statements by external auditors.
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work.

---------------
(1)  Includes total demand deposits and noninterest-bearing time and savings deposits.

